UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
JOINT CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
November 9, 2005
LA QUINTA CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-9110	95-3419438

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
909 Hidden Ridge, Suite 600, Irving, TX 75038
(Address of Principal Executive Offices and Zip Code)
(214) 492-6600
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
LA QUINTA PROPERTIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-9109	95-3520818

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
909 Hidden Ridge, Suite 600, Irving, TX 75038
(Address of Principal Executive Offices and Zip Code)
(214) 492-6600
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.
     On November 9, 2005, La Quinta Corporation (“LQ Corporation”) and La Quinta Properties, Inc. (“LQ Properties” and, together with LQ Corporation, “La Quinta”) announced that they had entered into a definitive agreement to be acquired by affiliates of The Blackstone Group (collectively, “Blackstone”) for an aggregate of $11.25 per paired common share in cash.  The Boards of Directors of LQ Corporation and LQ Properties approved the agreement in a special meeting on November 9, 2005.  The transaction is subject to LQ Corporation and LQ Properties stockholder approval and other customary conditions and is expected to be completed during the first quarter of 2006.
     A copy of the press release issued by La Quinta on November 9, 2005 announcing the merger is attached as an exhibit hereto.
Item 9.01.      Financial Statements and Exhibits.
(d)      Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release, dated November 9, 2005, of La Quinta Corporation and La Quinta Properties, Inc., announcing the merger.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this joint report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2005	LA QUINTA CORPORATION

By: /s/ Steven A. Schumm

	Name:	Steven A. Schumm
	Title:	Executive Vice President and
Chief Financial Officer

Dated: November 9, 2005	LA QUINTA PROPERTIES, INC.

By: /s/ Steven A. Schumm

	Name:	Steven A. Schumm
	Title:	Executive Vice President and
Chief Financial Officer

Exhibit Index
99.1	Press Release, dated November 9, 2005, of La Quinta Corporation and La Quinta Properties, Inc., announcing the merger.